Exhibit 1.1

BILL BARRETT CORPORATION

Shares of Common Stock Having An
Aggregate Offering Price of Up to $100,000,000

EQUITY DISTRIBUTION AGREEMENT

June 10, 2015

Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen:

Bill Barrett Corporation, a Delaware corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with Goldman, Sachs & Co. (the “Manager”) with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”) through or to the Manager, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.  Certain terms used herein are defined in Section 19.

1.                                      Description of Offering. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, Common Stock with aggregate gross offering proceeds not to exceed the Maximum Amount, from time to time during the term of this Agreement and on the terms set forth in Section 3.  For the avoidance of doubt, the term “Shares” as used in this Agreement refers only to the Common Stock to be sold pursuant to this Agreement.  For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as its agent for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein.  Subject to Section 3(b), the Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement in substantially the form of Annex I hereto (each, a “Terms Agreement”), relating to such sale in accordance with Section 3.

2.                                      Representations and Warranties.  The Company represents and warrant to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)                                 Form S-3. Subject to the agreement of the Company set forth in Section 4(a), the Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-182413) on Form S-3 (the “Registration Statement”), including a related Base Prospectus, for registration of the offering and sale of the Shares under the Act, and such registration statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective.  The Company will file with the Commission on the date hereof the Prospectus Supplement relating to the Shares in accordance with Rule 424(b).  As filed, the Prospectus will contain in all material respects all information required by the Act, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made.  The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of the Shares, met or will meet the requirements set forth in Rule 415(a)(1)(x).   The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.   Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                 Successor Registration Statement.  To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any registration statement referred to in this Section 2(b) (or any other successor registration statement with respect to the offering and sale of the Shares), all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)                                  No Material Misstatements or Omissions in the Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d)                                 Disclosure Package; Issuer Free Writing Prospectuses. At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.  No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.

(e)                                  Company Not An Ineligible Issuer. (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, (B) at the time of the most recent amendment to the Registration Statement, if applicable, for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the Effective Date and on the date of any Terms Agreement and (D) at each Applicable Time, the Company was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Act).

(f)                                   No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the

Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(g)                                  No Material Adverse Effect.  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, nor has there been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, either individually or in the aggregate, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations or business of the Company, taken as a whole (a “Material Adverse Effect”) otherwise than as set forth or contemplated in the Disclosure Package; and since such date as of which information is given in the Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries (except for dividends paid to the Company by its subsidiaries) on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h)                                 Oil and Gas Properties.  The Company and its subsidiaries have legal, valid and defensible title to substantially all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the Disclosure Package and the Prospectus and to substantially all other real and personal property reflected in the Disclosure Package and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Prospectus or would not have a Material Adverse Effect; any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company or its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(i)                                     Due Incorporation; Valid Existence; Good Standing.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties, as the case may be, and conduct its business as described in the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or to be in good standing in any such jurisdiction would not have a Material Adverse Effect; and each subsidiary of the Company has been duly formed and is validly existing as an entity in good standing under the laws of its jurisdiction of formation and is duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or to be in good standing in any such jurisdiction would not have a Material Adverse Effect.

(j)                                    Capitalization.  The Company has an authorized capitalization as set forth in the Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Disclosure Package and Prospectus; and all of the issued interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (to the extent required by the applicable subsidiary’s organizational documents) and non-assessable (except as such non-assessability may be affected by Section 7-80-606 of the Colorado Revised Statutes or Sections 101.206 and 101.613 of the Texas Business Organizations Code, as applicable) and (except for directors’ qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those (i) arising under the Third Amended and Restated Credit Agreement dated as of March 16, 2010, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as syndication agents, and Bank of Montreal and Wells Fargo Bank, N.A., as documentation agents, and the lenders from time to time party thereto, as amended through the date hereof, or (ii) set forth in the Disclosure Package.

(k)                                 No Conflicts.  The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (x) such as have been obtained under the Act, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Manager and (z) the listing of the Shares on the New York Stock Exchange (the “NYSE”).

(l)                                     No violations.  Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or formation, as applicable or its bylaws or limited liability company agreement, as applicable (in each case, as amended or restated), (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of (ii) or (iii) above, for such violations and defaults as would not result in a Material Adverse Effect.

(m)                             Descriptions in Prospectus.  The statements set forth in the Disclosure Package and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, fairly and accurately summarize and describe such matters in all material respects.

(n)                                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o)                                 Proceedings.  Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p)                                 Auditors. Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(q)                                 Environmental Laws. Except as described in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the Company or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or any actions, suits or proceedings by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(r)                                    Reserve Engineer.  Netherland, Sewell & Associates, Inc. (“NSAI”), whose audit letter containing its report effective as of December 31, 2014 (the “Reserve Report Letter”) is referenced in the Disclosure Package and the Prospectus, was, as of the date of each such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(s)                                   Reserve Reports. The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to NSAI for purposes of reviewing the reserve reports and estimates of the Company and preparing the Reserve Report Letter in the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations of demand for such products, adverse weather conditions, unavailability or increased costs of equipment, supplies or transportation capacity, the timing of third party operations and other factors described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Prospectus and as reflected in the Reserve Report Letter; and estimates of such reserves and present values as described in the Disclosure Package and the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

(t)                                    Disclosure Controls and Procedures.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15e of the Exchange Act.

(u)                                 Internal Accounting Controls.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package, there are no material weaknesses in the Company’s internal accounting controls.  Since the date of the latest audited financial statements incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)                                 Financial Statements.  The financial statements and the related notes thereto incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(w)                               Due Authorization, Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)                                 Exchange Act Compliance.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(y)                                 Sarbanes-Oxley Act Compliance.  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in all material respects.

(z)                                  Tax Returns.  The Company and its subsidiaries have filed all necessary federal, state and local income and franchise tax returns in a timely manner (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2(v) above in respect of all federal, state and local income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(aa)                          Insurance.  Each of the Company and its subsidiaries carry, or are covered by, insurance in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.

(bb)                          FCPA and Related Laws.  None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc)                            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)                          OFAC.  None of the Company any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as manager, advisor, investor or otherwise) of Sanctions.

(ee)                            No Significant Subsidiaries. As of the date of this Agreement, the Company has no subsidiaries which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Act). A list of all subsidiaries of the Company as of the date of this Agreement is set forth on Exhibit B hereto.

(ff)                              No Stabilization. Except as stated in this Agreement, any Terms Agreement and the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(gg)                            Regulation M.  The Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(hh)                          Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of transactions in accordance with Rule 415(a)(4) of the Act by which securities of the Company may be sold on a periodic basis by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act.

(ii)                                  Brokers. Other than the compensation pursuant to Section 3 or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.

3.                                      Sale and Delivery of Shares.

(a)                                 Sales by Manager on Agency Basis.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to act as sales agent for the Company in respect of such sales on the following terms:

(i)                                     The Shares are to be sold as shall be agreed by the Company and the Manager on any day that:

(A)                               is a trading day for the NYSE;

(B)                               the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) from any Authorized Company Representative to make such sales; and

(C)                               the Company has satisfied its obligations under Section 6.

The Company will designate the maximum amount of Shares to be sold by the Manager as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for sale by the Company on such day.

(ii)                                  The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will not incur liability or any obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure to use reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as agreed to hereby and (C) the Manager shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.

(iii)                               The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Shares not approved for sale by the board of directors of the Company (the “Board”), or an officer of the Company duly authorized by the Board, and notified by such duly authorized officer to the Manager in writing. The Company or the Manager may, upon notice to the Company or the Manager, as applicable, by telephone (confirmed promptly by electronic mail) from any Authorized Company Representative, suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)                              The compensation to the Manager for sales of Shares with respect to which it acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in subsection (v) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)                                 The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day on which the Shares are sold under this Section 3(a) setting forth (A) the number of the Shares sold on such day, (B) the aggregate gross sales proceeds, (C) the Net Proceeds to the Company and (D) the compensation payable by the Company to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vi)                              Unless otherwise agreed to by the parties hereto, settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (the “DTC”) in return for payments in same day funds delivered to the Company by federal funds wire transfer to the account designated by the Company. If the Company or the Company’s transfer agent shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default and (B) pay the Manager any compensation to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(vii)                           At each Applicable Time and Settlement Date and at the First Representation Date and each Representation Date (each as defined in

Section 4(l)) thereafter, the Company shall be deemed to have affirmed each representation and warranty contained in Section 2 as if such representation and warranty were made as of such date (other than those representations and warranties made as of a specific date as specified herein) but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended as of such date.  Any obligation of the Manager to use reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company (as modified in the manner described above), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6.

(b)                                 Sales by Manager on Principal Basis.  If the Company wishes to issue and sell Shares other than as set forth in Section 3(a) (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement, which shall set forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(c)                                  Terms Agreements.  Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ and reserve engineer letters and officers’ certificates pursuant to Section 6 and any other information or documents required by the Manager.

(d)                                 Black-out Periods. Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Manager, the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, (i) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(e)                                  Maximum Shares to be Sold.  Under no circumstances shall the Shares sold pursuant to this Agreement and any Terms Agreement, and in no event shall the Company request sales of Shares hereunder or thereunder, if such sales would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number or aggregate gross sales proceeds of Shares sold to exceed the number or aggregate value, as applicable, of Shares of Common Stock available for issuance under the currently effective Registration Statement or (iii) cause the aggregate gross sales proceeds of Shares sold to exceed the value of Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(f)                                   Regulation M.  If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party hereto and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(g)                                  Authorized Persons.  Each of the persons listed on Schedule II hereto (each, an “Authorized Company Representative”) is authorized to request sales of the Shares to be made by the Manager pursuant to the terms of this Agreement.

4.                                      Agreements.  The Company agrees with the Manager that:

(a)                                 Obligation to File New Registration Statement.  Prior to June 28, 2015, the date on which three years will have elapsed since the initial Effective Date of the Registration Statement, the Company will file with the Commission a new registration statement relating to the Shares in accordance with Rule 415(a)(5) and shall cause such registration statement to become effective as promptly as practicable.  In no event shall the Company seek to sell Shares under the Registration Statement that is effective at the Execution Time (File Number 333-182413) after the earlier of (A) the date the new registration statement described in the previous sentence becomes effective and (B) December 25, 2015. After the effectiveness of the new registration statement referred to in this Section 4(a), all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b)                                 Filings Related to Registration Statement.  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will advise the Manager promptly of any amendment or supplement to the Registration Statement or the Prospectus which is proposed to be filed (other than any amendment or supplement which does not relate to the sale of the Shares and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act) and to provide the Manager with a reasonable opportunity to review the same. The Company will properly complete the Prospectus, in a form approved by the Manager, and file such Prospectus, as amended at the Execution Time, on the date hereof with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Shares shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Shares, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)                                  Obligation to Modify Disclosure Package.  If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery,

any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) promptly notify the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(d)                                 Obligation to Modify Prospectus.  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(e)                                  Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                                   Copies of Registration Statement.  The Company will make available to the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or any dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)                                  Qualification in Other Jurisdictions.  The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h)                                 No Issuer Free Writing Prospectus.  Each of the Company and the Manager agree that it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                                     Restrictions on Sales of Common Stock.  At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with the Manager any instructions to sell the Shares but such instructions have not been fulfilled or cancelled, the Company will not, without giving the Manager at least three Business Days prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company any of its affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Stock or publicly announce an intention to effect any such transaction, or (ii) grant any options or warrants to purchase Common Stock; provided, however, (A) the Company may issue Shares pursuant to this Agreement or any Terms Agreement; (B) the Company may file a registration statement on Form S-3 pursuant to Section 4(a) and on Form S-8 or issue and sell Common Stock or securities convertible into or exchangeable for Common Stock pursuant to any long-term incentive plan, employee unit option plan, unit ownership plan or dividend reinvestment plan of the Company (or adopted by the Board) in effect at the Applicable Time; (C) the Company may exchange or redeem convertible debt securities and issue or deliver Common Stock issuable upon the conversion, vesting or exercise of securities (including convertible debt securities, long-term incentive plan awards, options and warrants) outstanding at the Applicable Time.  In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(i), the Manager may (and shall, if requested by the Company) suspend activity under this Agreement for such period of time as may be requested by the Company as may be deemed appropriate by the Manager.

(j)                                    No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(k)                                 Notice to the Manager.  The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6.

(l)                                     Representation Dates; Officers’ Certificate.  (A) On June 10, 2015 (the “First Representation Date”), (B) upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, and (C) on any day on which (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of clauses (ii) and (iv) below, any prospectus supplement filed pursuant to Rule 424 pursuant to Section 4(z) or a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or a Definitive Proxy Statement on Schedule 14A of the Company, unless the Manager shall otherwise reasonably request following the filing of any such Current Report on Form 8-K), (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement or (iv) otherwise as the Manager may reasonably request and upon reasonable advance notice to the Company (such recommencement date and each such date referred to in the preceding clauses (i), (ii), (iii) and (iv), a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the Representation Date, in form and substance satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 6(e) which were last furnished to the Manager are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as described immediately above to the time of delivery of such certificate

(m)                             Legal Opinion of Akin Gump.  On the First Representation Date and on each Representation Date thereafter, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion in the form of Exhibit A-1 hereto of Akin Gump, Straus, Hauer & Feld LLP, counsel to the Company (“Akin Gump”), or other counsel satisfactory to the Manager, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)                                 Legal Opinion of Company General Counsel.  On the First Representation Date and on each Representation Date thereafter, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion in the form of Exhibit A-2 hereto of Kenneth A. Wonstolen, Senior Vice President—General Counsel of the Company (“Company General Counsel”), dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)                                 Legal Opinion of Latham & Watkins LLP.  On the First Representation Date and on each Representation Date thereafter, Latham & Watkins LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)                                 Comfort Letter.  On the First Representation Date and on each Representation Date thereafter, the Company shall cause Deloitte & Touche LLP, or other independent accountants satisfactory to the Manager forthwith, to furnish a letter, dated the date of recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(f) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                                 Reserve Engineer Letter.  On the First Representation Date and on each Representation Date thereafter, the Company shall cause NSAI to furnish a letter, dated the date of recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)                                    Due Diligence.  On the First Representation Date and on each Representation Date thereafter, if reasonably requested by the Manager, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers of the Company or the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.

(s)                                   Disclosure of Sales.  The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant annual period or quarter, as applicable.

(t)                                    Right to Refuse Purchase.  If, to the knowledge of the Company, the conditions set forth in Section 6(a), 6(h) or 6(j) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(u)                                 Reaffirmation of Representations and Warranties.  Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended and supplemented relating to such Shares.

(v)                                 Approvals; Sufficient Shares.  The Company shall ensure, prior to the instruction by the Company to the Manager to sell Shares, that (i) the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares and (ii) there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its best efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(w)                               Exchange Act Filings.  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x)                                 Cooperation.  The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of the DTC.

(y)                                 Net Proceeds.  The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(z)                                  Required Filings.  The Company will make all filings with respect to the Shares required to be filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5.                                      Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including, without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the fees and expenses of the Company’s accountants and reserve engineers and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the reasonable documented out-of-pocket expenses of the Manager, including the fees, disbursements and expenses of counsel for the Manager in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.                                      Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)                                 Prospectus.  The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 Akin Gump Opinion.  The Company shall have requested and caused Akin Gump to furnish to the Manager, on every date specified in Section 4(m), its opinion, dated as of such date and addressed to the Manager, in the form of Exhibit A-1 hereto.  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the State of Texas or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Manager and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date.

(c)                                  Company General Counsel Opinion.  The Company shall have requested and caused the Company General Counsel to furnish to the Manager, on every date specified in Section 4(n), his opinion, dated as of such date and addressed to the Manager, in the form of Exhibit A-2 hereto.  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Colorado or the federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Manager and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Settlement Date.

(d)                                 Opinion of Latham & Watkins LLP.  The Manager shall have received from Latham & Watkins LLP, on every date specified in Section 4(o), such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package,

the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as reasonably requested by Latham & Watkins LLP for the purpose of enabling them to pass upon such matters.

(e)                                  Officers’ Certificate.  The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(l), a certificate of the Company, signed by the President and Chief Executive Officer or the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                     Subject to the modification to incorporate the disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date, other than those representations and warranties made as of a specific date as specified in this Agreement, and the Company has complied in all material respects (except with respect to agreements and conditions that are qualified by materiality, which shall be true and correct in all respects) with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(f)                                   Comfort Letter.  The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Manager, on every date specified in Section 4(p) and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus in accordance with AU 722—Interim Financial

Information, containing other statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(g)                                  Reserve Engineer Letter.  The Company shall have requested and caused NSAI to have furnished to the Manager, on every date specified in Section 4(q) and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager.

(h)                                 No Changes.  Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     No Ratings Decline.  Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    FINRA.  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(k)                                 Listing of Shares.  The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(l)                                     Other Documents Reasonably Requested.  Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager in accordance with Section 8. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office, or via electronic transmittal to, Latham & Watkins LLP, at 811 Main Street, Suite 3700, Houston, Texas 77002, on each such date as provided in this Agreement.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification Obligation of the Company.  The Company will indemnify and hold harmless the Manager against any losses, claims, damages or liabilities to which they or the Manager may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and, except in the case of the Registration Statement (as originally filed or in any amendment thereof), in light of the circumstances under which they were made) not misleading, and will reimburse the Manager for any legal or other expenses reasonably incurred by the Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein.

(b)                                 Indemnification Obligation of the Manager.  The Manager agrees to indemnify and hold harmless the Company, each of the Company’s directors and officers who sign the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity.

(c)                                  Procedure for Notice to Indemnifying Party.  Promptly after receipt by an any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above of notice of the commencement of any action, such person (the “indemnified party”) shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (other than any local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.

(d)                                 Settlements.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  Contribution.  If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Manager, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (net of discounts and commissions but before deducting any other expenses) received by the Company bear to the total discounts and commissions received by the Manager, in each case as set forth in Section 3(a)(iv).  The relative fault of the Company, on the one hand, and the Manager, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   Indemnity Obligations Not Exclusive.  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each broker-dealer affiliate of the Manager; and the obligations of the Manager under this Section 7 shall be in addition to any liability which the Manager may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

8.                                      Termination.

(a)                                 Termination by the Company.  The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party; provided, that (i) if Shares have been sold through the Manager for the Company, then Section 4(u) shall remain in full force and effect, (ii) with respect to any pending sale through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding such termination, and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12 and 14 shall remain in full force and effect notwithstanding such termination.

(b)                                 Termination by the Manager.  The Manager shall have the right, by giving written notice as hereinafter specified, to terminate its obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12 and 14 shall remain in full force and effect notwithstanding such termination.

(c)                                  Termination Generally.  This Agreement shall remain in full force and effect until the earlier to occur of (i) termination pursuant to Sections 8(a) or 8(b) or otherwise by mutual agreement of the parties and (ii) such date that the aggregate offering price of the Shares sold pursuant to this Agreement equals the Maximum Amount; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)                                 Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination or, in the case of termination pursuant to Section 8(c)(ii), the Settlement Date on which the aggregate offering price of the Shares sold pursuant to this Agreement equals the Maximum Amount; provided that such termination shall not be effective until the close of business on (i) the date of receipt of such notice by the Manager and the Company or (ii) such Settlement Date, as applicable. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi).

(e)                                  Termination of Obligations Under Any Terms Agreement by the Manager.  In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.                                      Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company or the Company officers, on behalf of the Company, and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7, and will survive delivery of and payment for the Shares.

10.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, (A) if sent to the Manager, will be mailed, transmitted electronically, delivered or telefaxed to: Goldman, Sachs & Co., 200 West Street, New York, New York, 10282-2198, Attention: Registration Department; and (B) if sent to the Company, will be mailed, transmitted electronically, delivered or telefaxed to Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado, 80202, Attention: Chief Financial Officer (email address: bhoward@billbarrettcorp.com) (fax no.: 303-291-0420).

11.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.                               No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager, on the other hand, (ii) in connection with the transactions contemplated by this Agreement and the process leading to such transactions, the Manager owes no fiduciary duties to the Company or its security holders, creditors, employees or any other party, (iii) the Manager has not assumed nor will the Manager assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Manager or its affiliates have previously advised or are currently advising the Company on other matters) and the Manager has no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Manager and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Manager has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.  It is understood that, for purposes of this Section 12, all references to “this Agreement” also include any Terms Agreement that may be entered into by the Company and the Manager.

13.                               Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14.                               Applicable Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or related to such agreements, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.                               Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.                               Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.                               Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.                               Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

19.                               Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2 contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(b).

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the Registration Statement referred to in Section 2 and Section 4(a), including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Manager.

Very truly yours,

BILL BARRETT CORPORATION

By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

Signature Page to
Equity Distribution Agreement

The foregoing Agreement is hereby confirmed
and accepted as of the date first written above.

GOLDMAN, SACHS & CO.

By:	/s/ Matt Leavitt
Name:	Matt Leavitt
Title:	Managing Director

Signature Page to
Equity Distribution Agreement

EXHIBIT A-1

Form of Opinion of Akin Gump

1.                                      The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware, and is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions listed on Exhibit C hereto.

2.                                      The Company has the corporate power to execute and deliver, and perform its obligations under, the Equity Distribution Agreement.

3.                                      (a) The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 75,000,000 shares of preferred stock, par value $0.001 per share. (b) Such capital stock conforms in all material respects as to legal matters to the description thereof set forth in the Registration Statement under the caption “Description of Capital Stock.”

4.                                      The Shares have been duly authorized and, when issued and delivered by the Company in accordance with the Equity Distribution Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Equity Distribution Agreement, the Shares will have been validly issued and will be fully paid and non-assessable and will not have been issued in violation of (a) any preemptive rights, resale rights, rights of first refusal or similar rights, (b) any outstanding options or warrants to purchase any equity securities of the Company, (c) any other agreement or obligation to issue any equity securities of the Company, or (d) any rights to convert any securities into or exchange or exercise any securities for any equity interest in the Company, in the case of clause (a), (b), (c) and (d), pursuant to or under the Governing Documents of the Company or any law, rule or regulation of any Included Law (as defined below).  Except as described in the Registration Statement, the Disclosure Package and the Prospectus or previously waived or extinguished on or prior to the date hereof, there are no restrictions upon the voting or transfer of the Shares under the Governing Documents of the Company.

5.                                      The execution and delivery of the Equity Distribution Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.  The Equity Distribution Agreement has been duly and validly executed and delivered by the Company.

6.                                      The offering, issuance and sale of the Shares by the Company pursuant to the Equity Distribution Agreement and the execution and delivery of the Equity Distribution Agreement by the Company do not, and the performance by the Company of its obligations thereunder will not, (a) result in a violation of the Governing Documents of the Company, (b) result in any violation of any law, statute, rule or regulation of or under any Included Law, (c) result in any violation of any order, writ, judgment or decree under any Included Law of any New York, Delaware or Federal governmental authority or regulatory body applicable to the Company or its assets or properties listed on Exhibit D hereto or (d) breach or result in a default, or result in the creation or imposition of any lien upon any property of the Company (other than any lien securing the Credit Agreement (as defined below)), under any Financing Agreement.

7.                                      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”), is required under any of the Included Laws for the offering, issuance and sale of the Shares by the Company pursuant to the Equity Distribution Agreement, the due execution and delivery of the Equity Distribution Agreement by the Company and the performance by the Company of its obligations thereunder, except for (a) routine Filings necessary in connection with the conduct of the business of the Company, including routine Filings required to be made under the Securities Exchange Act of 1934 (the “Exchange Act”), (b) such other Filings as have been obtained or made, (c) Filings required to maintain corporate and similar standing and existence, and (d) such Filings required under the Securities Act or the Exchange Act or other Federal securities Laws as provided in the Equity Distribution Agreement.

8.                                      The statements in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.  The statements in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to summarize provisions of any law, statute, rule or regulation of or under any Included Law referred to therein, fairly summarize such laws, statutes, rules and regulations in all material respects, subject to the qualifications and assumptions stated therein.

9.                                      The statements in the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income and Estate Tax Considerations For Non-U.S. Holders,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize, as of the date of the Disclosure Package and the Prospectus, in all material respects, the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.

10.                               The Company is not and, after giving effect to the Offering and sale of the Shares contemplated by the Equity Distribution Agreement and the application of the net proceeds from such sale of the Shares as described in the Prospectus, will not be, required to register as an “investment company,” as such term is defined under the Investment Company Act of 1940, as amended.

11.                               The Registration Statement was declared effective under the Securities Act on April 2, 2015.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.  Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act was made in the manner and within the time period required by such rule.

For purposes of this letter, we have assumed the information in the Prospectus Supplement of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Equity Distribution Agreement.  Our identification of documents and other information described on Annex A hereto as part of the Disclosure Package has been at your request and with your approval.  Such identification is for the limited purpose of making the statements set forth in this letter (including, without limitation, the views expressed in subparagraph (c) of the last paragraph of this letter as to material misstatements or omissions) and is not the expression of a view by us as to whether any such documents and information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters, financial or accounting information or reserve or production information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and we have not participated in the preparation of the Registration Statement or all of the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraphs 3(b), 8 and 9 herein, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus (the “Disclosure Documents”) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as special counsel to the Company in connection with the preparation of the Disclosure Package and the Prospectus, we have reviewed each Disclosure Document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent reserve engineers of the Company, representatives of the Manager and representatives of the Manager’s counsel, during which conferences and conversations the contents of such Disclosure Documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. Federal securities Laws and the experience we have gained in our practice thereunder, we advise you that:

(a)           Each of the Registration Statement, as of the date of its effectiveness, and the Prospectus, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, except that (i) we express no view as to the financial statements, financial schedules, other financial, accounting and reserve and production data contained or incorporated by reference therein or omitted therefrom, and (ii) except to the extent of the views expressed in subparagraph (c) below as to material misstatements or omissions, we express no view as to the antifraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions;

(b)           There are no documents known to us that are required to be filed under the Securities Act as exhibits to the Registration Statement that are not so filed as required in all material respects, nor are there any documents known to us that are required under the Securities Act to be summarized in the Prospectus in the manner specified in the Securities Act that are not so summarized as required in all material respects, except that (i) we express no view as to the financial statements, financial schedules and other financial, accounting and reserve and production data so required to be filed or summarized and (ii) except to the extent of the views expressed in subparagraph (c) below as to material misstatements or omissions, we express no view as to the antifraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions; and

(c)           No information has come to our attention that causes us to believe that (i) the Registration Statement, as of the date of the Equity Distribution Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package, as of [      ] a.m. (central time) on [                   ], 2015 (which you have informed us is a time prior to the time of the first sale of Shares by the Manager), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules, other financial, accounting and reserve and production data contained or incorporated by reference therein or omitted therefrom.

EXHIBIT A-2

Form of Opinion of Company General Counsel

1.                                      The Company is duly qualified and in good standing as a foreign corporation under the laws of the State of Colorado.

2.                                      The Company has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement and the Disclosure Package.

3.                                      The offering, issuance and sale of the Shares by the Company pursuant to the Equity Distribution Agreement and the execution and delivery of the Equity Distribution Agreement by the Company do not, and the performance by the Company of its obligations thereunder will not, (a) result in any violation of any law, statute, rule or regulation of or under any Included Law, (b) result in any violation of any order, writ, judgment or decree under any Included Law of any New York, Delaware or Federal governmental authority or regulatory body applicable to the Company or its assets or properties listed on Exhibit D hereto or (c) breach or result in a default, or result in the creation or imposition of any lien upon any property of the Company, under any Material Agreement, except with respect to (b) where such violation would not result in a Material Adverse Effect.

4.                                      To the best of my knowledge and other than as set forth in the Registration Statement and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Because the primary purpose of my professional services was not to establish or confirm factual matters, financial or accounting information or reserve or production information included or incorporated by reference in the Registration Statement and the Disclosure Package, and because many determinations involved in the preparation of the Registration Statement and the Disclosure Package are of a wholly or partially non-legal character, except as expressly set forth in paragraph 4 herein, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Disclosure Package (the “Disclosure Documents”) and I make no representation that I have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of my acting as General Counsel to the Company in connection with the preparation of the Disclosure Package, I have reviewed each Disclosure Document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent reserve engineers of the Company, representatives of the

Company’s special counsel, representatives of the Manager and representatives of the Manager’s counsel, during which conferences and conversations the contents of such Disclosure Documents and related matters were discussed.

Based on my participation in such conferences and conversations, my review of the documents described above, my understanding of the U.S. Federal securities Laws and the experience I have gained in my practice thereunder, I advise you that:

Each of the periodic and current reports on Form 10-K, Form 10-Q or Form 8-K filed by the Company under the Exchange Act and incorporated by reference in the Prospectus (except the financial statements, financial schedules and other financial, accounting and reserve and production data contained or incorporated by reference in such reports, as to which I express no view), at the time such report was filed with the Commission, appeared on its face to comply as to form in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder except that I express no view as to the antifraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions.

EXHIBIT B

Subsidiaries

Entity	State of Formation
Circle B Land Co. LLC	Colorado
Aurora Gathering, LLC	Texas

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE II

Authorized Company Representatives

1.              R. Scot Woodall

Tel: 303-312-8181

Email: swoodall@billbarrettcorp.com

2.              Robert W. Howard

Tel: 303-312-8104

Email: bhoward@billbarrettcorp.com

3.              Kenneth A. Wonstolen

Tel: 303-312-8170

Email: kwonstolen@billbarrettcorp.com

4.              William M. Crawford

Tel: 303-312-8135

Email: bcrawford@billbarrettcorp.com

ANNEX I

[Form of Terms Agreement]

BILL BARRETT CORPORATION

Common Stock

TERMS AGREEMENT

, 20

Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen,

Bill Barrett Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated June 10, 2015 (the “Equity Distribution Agreement”), by and between the Company and Goldman, Sachs & Co., as Manager (the “Manager”), to issue and sell to the Manager the securities specified in Schedule I hereto (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Shares”)].

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per common unit to be paid by the Manager to the Company for the Purchased Shares. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the Manager agrees to purchase from the Company the number of Purchased Shares [and Additional Shares, if applicable,] at the time and place and at the purchase price set forth in Schedule I hereto.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

BILL BARRETT CORPORATION

By:
Name:
Title:

ACCEPTED as of the date first written above.

GOLDMAN, SACHS & CO.

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Shares:	Common Stock

Number of Purchased Shares:	[ ]

[Number of Additional Shares:]	[ ]

Price to Public:	$[ ]

Purchase Price by Goldman, Sachs & Co.:	$[ ]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to an account designated by the Manager at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:	[ ]

Closing Location:	[ ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)  The officers’ certificate referred to in Section 4(l).

(2)  The legal opinion referred to in Section 4(m).

(3)  The legal opinion referred to in Section 4(n).

(4)  The legal opinion referred to in Section 4(o).

(5)  The accountants’ letter referred to in Section 4(p).

(6)  The reserve engineer letter referred to in Section 4(q).

(7)  Such other documents as the Manager shall reasonably request.